Exhibit 99.2
Axonics® Announces Pricing of Public Offering of Common Stock

IRVINE, Calif. – August 2, 2022 – Axonics, Inc. (Nasdaq: AXNX) (“Axonics”), a global medical technology company that is developing and commercializing novel products for the treatment of bladder and bowel dysfunction, today announced that it priced its previously announced underwritten public offering of 1,750,000 shares of its common stock. The offering is expected to close on August 5, 2022, subject to the satisfaction of customary closing conditions.

Axonics has granted the underwriter a 30-day option to purchase up to 262,500 additional shares of its common stock.

Axonics anticipates using the net proceeds from the offering for working capital and general corporate purposes, including a potential $35 million milestone payment in connection with its previously announced and completed acquisition of Contura Limited (solely to the extent that such milestone payment is finally determined to be due and payable by Axonics in accordance with the definitive agreements governing the acquisition).

BofA Securities is acting as the sole book-running manager for the offering. BofA Securities may offer the shares from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offering is subject to market and other customary closing conditions, and there can be no assurance as to whether or when the offering may be completed.

The shares described above are being offered pursuant to a shelf registration statement on Form S-3, including a base prospectus, which was previously filed by Axonics with the Securities and Exchange Commission (“SEC”) on May 7, 2020 and became automatically effective upon filing. This offering is being made only by means of a prospectus supplement and the accompanying prospectus which forms a part of the effective shelf registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus and, when available, copies of the final prospectus supplement and accompanying prospectus relating to this offering may be obtained by contacting: BofA Securities, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Axonics, Inc.
Based in Irvine, Calif., Axonics is a global medical technology company that is developing and commercializing novel products for adults with bladder and bowel dysfunction.

Forward-Looking Statements

Statements Axonics makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. Axonics intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including references to Axonics’ expectations regarding the completion and timing of its underwritten public offering, and the anticipated use of proceeds therefrom (including statements regarding the milestone payment that may become due and payable in connection with Axonics’ acquisition of Contura Limited), reflect its current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to Axonics and on assumptions it has made. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including statements regarding the underwritten public offering and the risks and uncertainties disclosed in Axonics’ filings with the SEC, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Axonics undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Contact:

Axonics
Neil Bhalodkar
Investor Relations
949-336-5293
ir@axonics.com